EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-361771 and 333-79531 of North Valley Bancorp on Form S-8 of our report dated February 1, 2001, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2000.


/s/ DELOITTE TOUCHE LLP
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Sacramento, California
March 29, 2001

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